SETTLEMENT AND RELEASE AGREEMENT

I. PARTIES

This Settlement and Release Agreement ("Settlement Agreement") is entered into by and between Script to Screen Productions, M2 Marketing and Management Services, Inc. Tony Kerry, Michael Koontz, Dallas Celecia, Ken Kerry and Barbara Kerry (collectively referred to as "STS"), and DM Products, Inc. and Direct Success, Inc. (collectively referred to as "DMP").

II. RECITALS

This Settlement Agreement is made with reference to the following recitals:

2.1 DM Products, Inc. is a Nevada corporation, currently in good standing under all applicable State and Federal laws and regulations.

2.2 Direct Success, Inc. is a California corporation, currently in good standing under all the applicable State and Federal laws and regulations.

2.3 Direct Success, Inc. is a wholly owned subsidiary corporation of DM Products, Inc., as a result of a share exchange agreement, which occurred on July 18, 2005.

2.4 Script to Screen Productions is a corporation, currently in good standing under all the applicable State and Federal Laws and regulations.

2.5 M2 Marketing and Management Services, Inc. is a corporation, currently in good standing under all the applicable State and Federal Laws and regulations.

2.6 Tony Kerry, Michael Koontz, Dallas Celecia, Ken Kerry and Barbara Kerry, individually or through trust, are currently shareholders of DM Products, Inc.

2.7 Tony Kerry, Michael Koontz and Dallas Celecia have served as Directors and/or Officers of both Direct Success, Inc. and DM Products, Inc.

2.8 Tony Kerry, Michael Koontz, Dallas Celecia, Ken Kerry and Barbara Kerry are shareholders, officers, directors and/or agents and representatives of Script to Screen Production and/or M2 Marketing and Management Services, Inc.

2.9 Script to Screen Productions and M2 Marketing and Management Services, Inc. have performed services for Direct Success, Inc. and/or DM Products, Inc. in connection with the production of several infomercials and the management of the infomercial campaigns.

2.10 A dispute has arisen between DMP and the STS concerning potential conflicts of interest claims, the allegations of which are fully denied by STS, and the parties wish to resolve their disputes by way of settlement and general release. As such, Tony Kerry, Michael Koontz, Dallas Celecia, Ken Kerry and Barbara Kerry hereby agree to surrender 50% of their current holdings of common stock of DM Products, Inc. in exchange for DMP's providing STS with a full and final release of all claims or demands it now has, or ever will have against the STS for any and all actions taken in their capacity as director, officer or shareholder of DM Products, Inc. and Direct Success, Inc., or otherwise.

III.
SETTLEMENT TERMS

The parties agree as follows:

3.1 Dallas Celecia hereby acknowledges that she is currently a trustee of the Celecia Family Trust dated 12/20/04, which trust currently holds 6,781,669 shares of common stock of DM Products. Dallas Celecia, as trustee of the Trust, hereby consents and agrees to the surrender of 3,390,834 shares of the common stock so held by the trust back to DM Products, Inc.

3.2 Michael Koontz hereby acknowledges that he is currently a trustee of the Koontz Family Trust dated 8/27/86, which trust currently holds 6,781,669 shares of common stock of DM Products. Mick Koontz, as trustee of the Trust, hereby consents and agrees to the surrender of 3,390,834 shares of the common stock so held by the trust back to DM Products, Inc.

3.3 Ken Kerry and Barbara Kerry hereby acknowledges that they are currently the trustees of the K & B Kerry Living Trust dated 6/98, which trust currently holds 16,163,338 shares of common stock of DM Products. Ken Kerry and Barbara Kerry, as trustees of the Trust, hereby consent and agree to the surrender of 8,081,669 shares of the common stock so held by the trust back to DM Products, Inc.

3.4 Tony Kerry hereby acknowledges that he is currently a trustee of the Tony L. Kerry and Erika D. Kerry Revocable Trust, which trust held 10,963,327 shares of common stock of DM Products. Tony Kerry, as trustee of the Trust, hereby consents and agrees to the surrender of 5,481,663 shares of the common stock so held by the trust back to DM Products, Inc. It is understood and agreed by the parties that Tony Kerry, as trustee of the Tony L. Kerry and Erika D. Kerry Revocable Trust, has already surrendered the shares so described in this paragraph and no further action is required on the part of the trust.

3.5 In order to effectuate the surrender of stock set forth in paragraphs 3.1 through 3.4 above, Tony Kerry, Mick Koontz, Dallas Celecia, Ken Kerry and Barbara Kerry will provide DM Products, Inc. (through its President, Kurtis Cockrum) with the original Stock Certificates reflecting the ownership interests set forth in paragraphs 3.1 through 3.4 above, together with a letter of instruction to Pacific Stock Transfer Company, the current transfer agent of DM Products, Inc., with appropriate instructions. In the event the original of any said stock certificate cannot be located by any of the Released Parties, that party so released shall cooperate fully with the instructions provided by Pacific Stock Transfer Company and immediately provide the transfer agent with any and all documentation necessary to satisfy the surrender and reissuance of shares.

3.6 In consideration of the stock surrender set forth in paragraphs 3.1 through 3.5 above, DMP, on behalf of itself and any related entity, shall, and hereby does, relieve, release and forever discharge STS from any and all claims, rights, losses, obligations, promises, acts, demands, actions, suits, controversies, causes of action (in law, equity or otherwise), damages, debts, agreements, contracts, covenants, representations, warranties, liabilities, accounts, costs, expenses (including, without limitation, attorneys' fees), and liens of whatever kind or nature, whether now known or unknown, suspected or unsuspected, contingent or fixed, that DMP and any related entity has or may have against STS in any manner arising from STS's affiliation with DMP and any related entity, whether in STS's capacity as an officer, director, stockholder, employee, agent, representative, contractor, service provider or otherwise.

IV.
WAIVER PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1542

The Parties hereto understand and agree that with respect to matters specially released hereby, and to the extent this release is governed by California law, this release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, to the date hereof, and that DMP knowingly, voluntarily, intentionally and expressly waives any and all rights and benefits conferred by California Civil Code Section 1542 or by any law of any state or territory of the United States or any foreign country or principle of common law that is similar to Section 1542, providing that:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

In connection with such waiver and relinquishment, DMP acknowledges that it is aware that it may hereafter discover facts in addition to or differing from those which it knows or believes to be true with respect to the subject matter of this Settlement Agreement, but that it is DMP's intention hereby to fully, finally and forever settle and release all matters, disputes, differences, known or unknown, suspected or unsuspected with respect to STS.

V.
COVENANT NOT TO SUE

5.1. Subject to the excepted matters set forth herein, DMP agrees that it will forever refrain and forebear from commencing, instituting, or prosecuting any lawsuit, action, or other proceeding, in law, equity, or otherwise against any other party to this Settlement Agreement or against any of such party's related entities, in any way arising out of or relating to the claims released herein, including, but not limited to, an action claiming that this Settlement Agreement or any portion thereof was fraudulently induced.

5.2 The Parties acknowledge and agree that monetary damages alone are inadequate to compensate any party or such party's related entities for injury caused or threatened by a breach of this covenant not to sue, and that preliminary and permanent injunctive relief restraining and prohibiting the prosecution of any action or proceeding brought or instituted in violation hereof is a necessary and appropriate remedy in the event of such a breach. Nothing contained in this paragraph, however, shall be interpreted or construed to prohibit or in any way limit the right of a non-breaching party and its related entities to obtain, in addition to injunctive relief, an award for monetary damages against any person or entity breaching this covenant not to sue or this Settlement Agreement.

5.3 Any action or proceeding brought for breach of or to enforce (but not to rescind or reform) the terms of this Settlement Agreement are excepted from the Covenant Not To Sue.

VI.
REPRESENTATIONS AND WARRANTIES

6.1 Each of the Parties represents, warrants, and agrees that he/she/it has received, or

has had the opportunity to receive and thereafter declined, independent legal advice from his/hers/its attorneys with respect to the advisability of executing this Settlement Agreement.

6.2 Each of the Parties represents, warrants, and agrees that in executing this Settlement Agreement he/she/it has relied on the statements expressly set forth herein. Each of the Parties further represents, warrants, and agrees that in executing this Settlement Agreement he/she/it has placed no reliance whatsoever on any statement, representation or promise of any other Party or any other person or entity, not expressly set forth herein, or upon the failure of any other Party, or any other person or any entity to make any statement, representation or disclosure of anything whatsoever. The Parties have included this clause: (1) to preclude any claim that any Party was in any way fraudulently induced to execute this Settlement Agreement; and (2) to preclude the introduction of parol evidence to vary, interpret, supplement, or contradict the terms of this Settlement Agreement.

6.3 DMP represents and warrants that there has been no assignment or transfer to any person or entity whatsoever of claims released by DMP.

6.4 Each of the Parties represents, warrants and agrees that he/she/it has the full right and authority to enter into this Settlement Agreement, and that the person executing the Settlement Agreement on its behalf has the full right and authority to fully commit and bind such Party.

6.5 The Parties hereby declare that the terms of this release have been completely read and are fully understood and voluntarily accept by them for the purpose of making full and final compromise and settlement of any and all claims, disputed or otherwise, and any and all recoveries of all types and descriptions.

VII.
GENERAL

7.1 This Settlement Agreement is the final written expression and the complete and exclusive statement of all of the agreements, conditions, promises, representations, and covenants between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, negotiations, representations, understandings, and discussions between and among the Parties, their representatives, and any other person or entity, with respect to the subject matter covered hereby. Any amendment or change to this Settlement Agreement (including its rescission or termination) must be in writing, must specifically refer to this Settlement Agreement, and must be signed by duly authorized representatives of each of the Parties.

7.2 The Settlement Agreement is the result of a compromise and no parties to this agreement shall be deemed to have admitted to any of the allegations made by other parties, and any such allegations of wrongdoing are hereby denied.

7.3 Each Party shall bear each of his/her/its own respective attorneys' fees, expenses and costs incurred in connection with the preparation, implementation and performance of this Settlement Agreement. In any and all disputes that may arise regarding this Settlement Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and costs.

7.4 This Settlement Agreement may be executed in any number of counterparts by the Parties, and when each Party has signed and delivered at least one such counterpart to the other Party, each counterpart shall be deemed an original and taken together shall constitute one and the same

Settlement Agreement shall be binding and effective as to the Parties.

7.5 The validity, interpretation and legal effect of this Settlement Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State of California. The Parties, irrespective of where each of them currently reside, submit to the jurisdiction of the courts of the State of California for purposes of implementing and enforcing this Settlement Agreement.

7.6 Each Party, to the extent such Party breaches any representation, warranty, or covenant contained herein, agrees to indemnify and hold harmless any non-breaching Party to this Settlement Agreement from and against any and all claims, allegations, demands, liabilities, losses, obligations, promises, damages, costs, expenses (including, without limitation, attorneys' fees), law suits, actions (in law, equity or otherwise), causes of action, rights and privileges actually incurred as a result of such breach.

7.7 The headings to the paragraphs of this Settlement Agreement are inserted for convenience only and will not be deemed a part hereof or affect the construction or interpretation of the provision hereof.

7.8 If any provision of this Agreement shall be determined to be invalid, void or illegal, such provision shall be construed and amended in a manner which would permit its enforcement, but in no event shall such provision affect, impair or invalidate any other provision hereof. In particular, if any court concludes that any general release herein contained not be enforceable, any specific release herein contained may still be enforced.

IN WITNESS WHEREOF, the Parties hereto have approved and executed this Settlement Agreement on the dates set forth below.

BARBARA KERRY - PRES 1/9/12
Script to Screen Productions Date

BY: ______, President

DALLAS CELECIA - PRES 1.9.12
M2 Marketing and Management, Inc. Date

BY: ______, President

______ 1-27-12
DM Products, Inc. Date

BY: Kurtis Cockrum, President

______ 1-27-12
Direct Success, Inc. Date

BY: Kurtis Cockrum, President

______ 1/24/12
Tony Kerry Date

______ 1/9/12
Michael Koontz Date

______ 1.9.12
Dallas Celecia Date

______ 1/9/12
Ken Kerry Date

______ 1/9/12
Barbara Kerry Date